QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3/A) and related Prospectus of EXACT Sciences Corporation for the registration of common stock, preferred stock, subordinated debt securities, senior debt securities, and warrants and to the incorporation by reference therein of our reports dated March 13, 2007, with respect to the consolidated financial statements of EXACT Sciences Corporation, EXACT Sciences Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of EXACT Sciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
November 30, 2007

QuickLinks

  Exhibit 23.1